UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016

IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 818-871-1800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As Ixia (the “Company”) has previously disclosed, the Company entered into a Stipulation and Agreement of Settlement, dated November 11, 2015, relating to the proposed settlement of the securities class action, captioned Oklahoma Firefighters Pension & Retirement System, et al. v. Ixia, et al., that is currently pending against the Company and certain of its current and former officers and directors in the U.S. District Court for the Central District of California (the “Court”).

On February 29, 2016, the Court entered an order granting preliminary approval of the proposed settlement and scheduling a hearing for the Court to consider final approval of the proposed settlement on July 29, 2016. That order directed that the Company file the Publication Notice of Proposed Settlement of Securities Class Action and Settlement Hearing describing the settlement (the “Notice”) as an attachment to a current report on Form 8-K within 60 days after entry of the order. Accordingly, pursuant to that order, the Company is filing the Notice as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following Exhibit is filed as part of this Form 8-K:

Exhibit No.	Description

99.1	Publication Notice of Proposed Settlement of Securities Class Action and Settlement Hearing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia

Dated: April 27, 2016	By:	/s/ Matthew S. Alexander
Matthew S. Alexander
Senior Vice President, General Counsel, and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Publication Notice of Proposed Settlement of Securities Class Action and Settlement Hearing